NALCO CHEMICAL COMPANY

                                                          BY-LAWS

                                                         ARTICLE I
                                                          OFFICES

1 Section 1. Principal Office. The principal office of the Corporation shall be in the City of Naperville, DuPage County, State of Illinois.

Section 2. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle,
State of Delaware.

         Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                              STOCKHOLDER MEETINGS

         Section 1. Annual Meeting. The Annual Meeting of Stockholders shall be held on the first Monday of May of each year at 10:00 a.m., or at such other date and time as shall be designated by the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and for transacting such other business as may properly come before the meeting. If the date fixed for the Annual Meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a Special Meeting of Stockholders as soon thereafter as conveniently may be held.

2 Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only on the order of the Chairman of the Board, or of the President or of a majority of the Board of Directors. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

         Section 3. Place of Meeting. All meetings of the stockholders shall be held at such place as may be designated by the Board of Directors and as stated in the notice of meeting and in the absence of such designation, at the principal office of the corporation. A waiver of notice signed by stockholders entitled to vote at a meeting may designate any place for holding of such meeting.

         Section 4. Notice of Meeting. Written or printed notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed to or delivered to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

3 Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by written consent), the Board of Directors may fix in advance a record date which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

4 Section 6. Quorum. Holders of shares having a majority of the votes of all outstanding shares of capital stock, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, a meeting may be adjourned from time to time without notice to the stockholders.

5 Section 7. Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period.

                  (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this section, the following shall constitue a valid means by which a stockholder may grant such authority.

         (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

         (2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

                  (c) any, copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire origianl writing or transmission.

         Section 8. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

6 Section 9. Notice of Stockholder Business at Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 9. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the anniversary date of the prior year's annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 9. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

7 Section 10. Required Vote. Unless the question is one upon which by express provision of the Delaware General Corporation Law, the certificate of incorporation or these Bylaws a different vote is required (in which case such express provision shall govern and control the decision of such question), action by the stockholders of the Corporation shall require (a) with respect to the election of directors at a meeting of stockholders, a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, (b) with respect to any other matter which is to be decided by stockholders at a meeting of stockholders and which matter has received the prior approval or recommendation of the
Corporation's Board of Directors, the affirmative vote of holders of shares constituting a majority of the votes cast with respect to such matter, or (c) with respect to any other matter, the affirmative vote of holders of shares constituting a majority of the voting power of all of the Corporation's outstanding shares.

8 Section 11. Stockholder Vote. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the common stock having voting power held by such stockholder.

         Section 12. Consent Without a Meeting. (a) Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action with a meeting.

9 (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall place such request before the Board of Directors at its next regularly scheduled meeting, provided, however, that if the stockholder represents in such request that he intends, and is prepared, to commence a consent solicitation as soon as is permitted by the Securities Exchange Act of 1934, as amended, and the regulations thereunder and other applicable law, the Secretary shall as promptly as practicable call a special meeting of the Board of Directors, which meeting shall be held as promptly as practicable but in all events within ten days after the date on which the stockholder's request was received. At such regular or special meeting, the Board of Directors shall fix a record date as provided in Section 213(b) (or its successor provision) of the Delaware General Corporation Law. Should the Board of Directors fail to fix a record date as provided for in this
Section 12, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

10 (c) In the event of the delivery to the Corporation of written consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meeting of stockholders.

                                                        ARTICLE III
                                                         DIRECTORS

         Section 1. Function of Board. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

11 Section 2. Number of Directors. The Board of Directors shall consist of not less than seven (7) nor more than fifteen (15) directors, the precise number of directors to be designated from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, and in the absence of such designation the number shall be eleven (11). The directors shall be divided into three classes as nearly equal in number as possible, designated Class I, Class II and Class III. At the 1984 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding Annual Meeting of Stockholders beginning in 1985, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires or until his successor has been elected and qualified. Directors need not be stockholders. No director of the corporation shall be removed from office with or without cause unless such removal is approved either by the holders of three-fourths of the shares of common stock of the corporation outstanding at the time a determination is made or by the affirmative vote of three-fourths of the directors in office at the time a determination is made. This section of the By-laws shall not be amended without either the approval of the holders of three-fourths of the common stock outstanding at the time of the amendment or the affirmative vote of three-fourths of the directors in office at the time of the amendment.

12 Section 3. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the prior year's annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

13 Section 4. Vacancies of Directors. The term of a director elected by the stockholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class for which the new directorship is created or in which the vacancy occurred. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors shall, without regard to the class in which the vacancy occurred, hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

         Section 5. Meetings of the Board of Directors. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

14 Section 6. Annual Board Meeting. The Annual Board Meeting of the Corporation shall be held on the day of the Annual Meeting of Stockholders for the purpose of the organization of the Board, the election and appointment of officers for the ensuing year, and for the transaction of such other business as may be properly brought before such meeting. In the event such meeting is not held at the time and place so fixed by these By-laws, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 7. Regular Board Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

15 Section 8. Special Board Meetings. Special meetings of the Board may be called by order of the Chairman of the Board, the President, or by any two directors on one (1) days' notice to each director, either personally, by mail, by telephone, or by telegram.

         Section 9. Quorum at Board Meetings. At all meetings of the Board a majority of the designated number of members of the Board then in effect shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. Consent Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

16 Section 11. (a) Executive Committee. The Board of Directors by resolution adopted by a majority of the whole Board, may designate at least four (4), but not more than seven (7) directors, including the Chairman of the Board and the President, to constitute an Executive Committee and shall designate a Chairman of the Committee and a Secretary. The members of the Executive Committee shall hold office until the next annual meeting of the Board of Directors following their designation as members thereof, unless sooner removed by action of a majority of the whole Board. The Board of Directors shall fill vacancies in the Executive Committee by election from the directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required by the Board. Meetings of the Executive Committee may be called by order of the Chairman of the Executive Committee, the President, or by any two members of the Executive Committee on one (1) days' notice to each member, either personally, by mail, by telephone, or by telegram.

17 (b) The Executive Committee shall have and exercise all the authority of the Board of Directors in the management of the business and affairs of the Corporation between meetings of the Board, and shall represent the Board for the purpose of consulting with the officers and giving special consideration to matters of importance affecting the policies, financing, management and operation of the business and taking action thereon, or making recommendations to the Board; however, the Executive Committee shall have no power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws. The Executive Committee shall have power and authority to declare a dividend and to authorize the issuance of stock.

         Section 12. (a) Audit Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate at least three (3) non-employee directors to constitute an Audit Committee. The members of the Audit Committee shall hold office until the next annual meeting of the Board of Directors following their designation as members thereof, unless sooner removed by action of a majority of a whole Board. The Board of Directors shall fill vacancies in the Audit Committee by election from the non-employee directors. The Audit Committee shall keep regular minutes of its proceedings and report the same to the Board when required by the Board.

(b) The Audit Committee shall in general, but not by way of limitation, represent the Board of Directors in dealing with the public accountants and management of the Corporation on matters involving accounting and financial reporting policies, accounting and financial controls and the independence of the public accountants. The Committee shall also review the scope and nature of the non-audit related services performed by the public accountants for the Corporation and shall have authority to authorize such services. The Committee shall also recommend to the Board the firm of public accountants which should be engaged by the Corporation.

         Section 13. Other Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees other than the Executive Committee and Audit Committee, each committee to consist of two (2) or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors, to the extent permitted by statute, in carrying out their prescribed duties, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Such committees shall keep regular minutes of their proceedings and report the same to the Board when required by the Board.

18 Section 14. Compensation of Directors. Directors who are not officers of the Corporation ("outside directors") shall be entitled to receive such compensation as may be fixed from time to time by resolution of a majority of the Directors who are officers of the Corporation. Directors will be entitled to reimbursement for expenses necessarily incurred in attending any meeting of the Board or committees of the Board.

                                   ARTICLE IV
                                    OFFICERS

19 Section 1. Officers. The officers of the Corporation shall be the Chairman of the Board of Directors, Chairman of the Executive Committee, a President, one or more Executive Vice Presidents, one or more Vice Presidents (one or more of whom may be designated Senior Vice President or Group Vice President), a Secretary, a Treasurer, a Controller and such Assistant Secretaries, Assistant Treasurers and other officers or agents as may be elected or appointed by the Board of Directors. In its discretion the Board of Directors may leave unfilled for any period any office except the office of President, at least one Vice President, Secretary, and Treasurer.

         Section 2. Election of Officers. The officers of the Corporation shall be elected or appointed by the Board of Directors and each officer shall hold office until his successor shall have been duly elected and qualified, but any officer may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

20 Section 3(a). Chairman of Board. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, shall exercise general supervision over the affairs of and operation of the business of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties as are incident to his office or are assigned to him by the Board of Directors from time to time.

         Section 3(b). Chairman of Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall perform such other duties as are incident to his office or are assigned to him by the Board of Directors from time to time. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and the Board of Directors and shall perform such duties for the Chairman of the Board as may be required.

21 Section 4. President. The President shall have such powers and shall perform such duties as are incident to his office or are assigned to him by the Board of Directors from time to time. In the absence of the Chairman of the Board of Directors and Chairman of the Executive Committee, he shall preside at all meetings of the stockholders and the Board of Directors and exercise the functions of the Chairman of the Board.

22 Section 5. Executive Vice President. In the event of a disability or actual unavailability of the President, the Executive Vice President designated to do so shall exercise the functions of the President. The Executive Vice Presidents shall have such powers and shall perform such other duties as may be assigned to them by the Board of Directors or the President.

         Section 6. Vice Presidents. Each Vice President, including each Vice President designated as Senior Vice President or Group Vice President, shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President.

         Section 7. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors. He may sign on behalf of the Corporation such forms, reports or other documents as may be required to be filed by the Corporation with the jurisdictions in which the Corporation is qualified to do business, and with various governmental agencies.

         The Secretary shall also perform such other duties as may be prescribed by the Board of Directors or the President. He shall be sworn to the faithful discharge of his duty, and shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

         Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be authorized by the Board of Directors and shall sign such notes, checks, receipts and documents as may be from time to time directed or authorized by the Board of Directors. The Treasurer shall submit statements of his accounts whenever required by the Board of Directors and shall give the Corporation a bond, if required by the Board of Directors, in such sum as the Board of Directors may require. He shall perform such other duties incident to his office or as are assigned to him by the Board of Directors or the President from time to time.

         Section 9. Controller. The Controller shall be the Chief Accounting Officer of the Corporation. He shall keep or cause to be kept all books of accounts and accounting records of the Corporation, and shall prepare or have prepared appropriate financial statements for submission to the Board of Directors and stockholders. He shall perform other duties incident to his office or which are assigned to him by the Board of Directors or the President from time to time.

23 Section 10. Assistant Officers and Agents. The Board of Directors or Chief Executive Officer may appoint one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers or appoint divisional officers and agents, each of whom shall have such powers and perform such duties as may be assigned or delegated to them by the Board of Directors or Chief Executive Officer from time to time.

Section 11. Salaries of Officers. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 12. Delegation of Powers. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers or duties, or any of them, of such officer to any other officer, director or agent, provided a majority of the Board concur therein.

24 Section 13. Signature Authority. Unless the Board of Directors shall otherwise direct, the Chairman of the Board, the Chairman of the Executive Committee, the President and any Vice President of the Corporation may sign and execute bonds, mortgages, and other contracts and obligations of the Corporation in the name of the Corporation, except that contracts may be signed with like effect by any other officer or employee of the Corporation so designated by the Board of Directors.

         Section 14. Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the President, the Secretary or a Vice President thereunto duly authorized by the President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                                       ARTICLE V
                                                       STOCK  CERTIFICATES
Section 1. Certificate of Stock. Every holder of stock in
the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President, or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.25 Section 2. Facsimile Signatures. Any signature on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Section 4. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                                       ARTICLE VI
                                                       NOTICES
 Section 1. Notices. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone. Section 2.
Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
                                                       ARTICLE VII
                                                       INDEMNIFICATION
Section 1. Procedure of Indemnification. Any indemnification of a director or officer under paragraphs 1, 2 and 3, or advance of expenses to a director or officer under paragraph 5, of Article SIXTH of the Corporation's Restated Certificate of Incorporation, shall be made promptly, and in any event within 60 days, after the written request of the director or officer, and the determination as to whether indemnification is proper, required by paragraph 4 of Article SIXTH, shall be made promptly, so as to enable indemnification to be made within such 60-day period. The right to indemnification or advances as provided for by such Article SIXTH shall be enforceable by the director or officer, in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within such 60 day period. Such person's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim by an officer or director for the advance of expenses under paragraph 5 of such Article SIXTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs 1 or 2 of such Article SIXTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 or 2 of such Article SIXTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. All rights to indemnification under Article SIXTH of the Corporations's Restated Certificate of Incorporation shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while such Article SIXTH is in effect. Section 2. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article SIXTH of the Corporation's Restated Certificate of Incorporation or of relevant provisions of the Delaware General Corporation Law, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

                                              ARTICLE  VIII
                                             GENERAL  PROVISIONS
Section 1.  Dividends.
Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by the Treasurer or his designatees and such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Section 4. Fiscal Year. The fiscal year of the Corporation shall begin the first day of January and end on the thirty-first day of December in each year. Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                       ARTICLE IX
                                       AMENDMENTS
Section 1. Amendments. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new By-laws be contained in the notice of such special meeting.


1        Amended September 25, 1986.

2 Amended July 24, 1986 and June 20, 1996.

3 Amended June 20, 1996.

4 Amended June 20, 1996.

5 Amended June 18, 1998. 6 Amended July 24, 1986 and June 20, 1996.

7        Amended June 20, 1996.

8 Amended July 24, 1986.

9 Amended July 24, 1986 and June 20, 1996.

10 Amended July 24, 1986.

11 Amended September 27, 1984, September 26, 1985, October 24, 1985, September 25, 1986, April 30, 1987, April 30, 1987, April 27, 1989,
         June 22, 1989, February 15, 1990 and April 23, 1992.

12 Amended July 24, 1986 and June 20, 1996.

13 Amended April 26, 1984.

14 Amended June 23, 1988.

15 Amended February 2, 1984.

16 Amended February 2, 1984 and June 18, 1998.

17 Amended May 5, 1980.

18 Amended January 29, 1987.

19 Amended October 28, 1982.

20 Amended August 22, 1991.

21 Amended August 22, 1991.

22 Amended December 18, 1986.

23 Amended April 28, 1983.

24 Amended October 28, 1982.

25 Amended December 21, 1989.

26 Amended July 24, 1986 and April 30, 1987.

ADOPTED:  JULY 31, 1979

AMENDED AS FOLLOWS:

January 29, 1980                    (Article III, Section 2)
May 5, 1980                                 (Article III, Section 10b)
                                            (Article IV, Section 10)
September 30, 1980 (Article III,  Section 2) June 24, 1982 (Article III, Section
2) October 28, 1982 (Article IV, Section 1)
                                            (Article IV, Section 3)
                                            (Article IV, Section 4)
                                            (Article IV, Section 13)
January 27, 1983  (Article III,  Section 2) April 28, 1983 (Article IV,  Section
10) February 2, 1984  (Article  III,  Section 7) February 2, 1984  (Article III,
Section 10a) April 26, 1984 (Article III, Section 2)
                                            (Article III, Section 3)
September 27, 1984                  (Article III, Section 2)
September 26, 1985                  (Article III, Section 2)
October 24, 1985                    (Article III, Section 2)
July 24, 1986                               (Article II, Section 2)
                                            (Article II, Section 9) (Article II,
                                            Section  11)  (Article  II,  Section
                                            12b)   (Article  II,   Section  12c)
                                            (Article  III,  Section 3)  (Article
                                            VII)
September 25, 1986                  (Article I, Section 1)
                                            (Article III, Section 2)
December 18, 1986                   (Article IV, Section 5)
January 29, 1987                    (Article III, Section 14)
April 30, 1987                      (Article VII)
                                            (Article III, Section 2)
June 23, 1988                       (Article III, Section 6)
April 27, 1989                      (Article III, Section 2)
June 22, 1989                       (Article III, Section 2)
December 21, 1989                   (Article V, Section 2)
February 15, 1990                   (Article III, Section 2)
August 22, 1991                     (Article IV, Section 3(a))
                                            (Article IV, Section 4)
April 23, 1992 (Article III, Section 2) June 20, 1996 (Article II, Section 2)
                                            (Article II, Section 5) (Article II,
                                            Section 6) (Article  II,  Section 9)
                                            (Article  II,  Section 10)  (Article
                                            II,   Section  12)   (Article   III,
                                            Section 3)
June 18, 1998                       (Article II, Section 7)
                                            (Article III, Section 11(a)